UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2011

AMERON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9102	77-0100596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 South Los Robles Avenue

Pasadena, California 91101

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (626) 683-4000

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2011, Ameron International Corporation, a Delaware corporation, entered into the Fourth Amendment to Amended and Restated Employment Agreement (the “Fourth Amendment”) with its Chairman, President and Chief Executive Officer, James S. Marlen. The Fourth Amendment corrects a drafting error and clarifies that the severance and change in control provisions are coterminous with the term of the Amended and Restated Employment Agreement, as amended.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Employment Agreement, dated as of August 11, 2011, by and between Ameron International Corporation and James S. Marlen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERON INTERNATIONAL CORPORATION

By:	/s/ Leonard J. McGill
Name:	Leonard J. McGill
Title:	Senior Vice President, Secretary & General Counsel

Dated: August 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Employment Agreement, dated as of August 11, 2011, by and between Ameron International Corporation and James S. Marlen